UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 28, 2006

Waters Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

01-14010	13-3668640
(Commission File Number)	(IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts	01757
(Address of Principal Executive Offices)	(Zip Code)

(508) 478-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.
The purpose of this Form 8-K is to provide information regarding products, both new and planned, to be presented at the American Society of Mass Spectrometry Conference (ASMS). The conference is scheduled for May 28, 2006 through June 1, 2006 in Seattle, Washington U.S.A. These products are tools used by scientists in life science, industrial, and academic laboratories in their pursuit of better methods of treating diseases, monitoring the environment and manufacturing quality pharmaceuticals, chemicals, plastics, foods, beverages and numerous other products. Detailed descriptions of these products can be found within press releases posted at the Company’s web site (www.waters.com). Key products featured in these press releases include:
1.	Waters® Synapt™ High Definition MS™ - A research mass spectrometry instrument that combines molecular size and molecular shape discrimination with high sensitivity, accurate mass MS/MS characterization. Applications for this new instrument include characterizations of proteins and protein complexes for life science and drug discovery research.

2.	Waters® ACQUITY™ TQD – A tandem quadrupole mass spectrometry instrument designed for UPLC- MS/MS applications. The ACQUITY TQD uniquely combines high performance, compact size, advanced built-in diagnostics and features for convenient operation for researchers interested in coupling MS/MS detection with high resolution and rapid analysis AQUITY UPLC™ separations.
This release contains “forward-looking” statements regarding future results and events, including statements regarding future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward-looking statements. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future .

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION
Dated: May 30, 2006	By:	/s/ John Ornell
		Name:	John Ornell
		Title:	Vice President, Finance and Administration and Chief Financial Officer